SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.

Payment of Filing Fee (Check the appropriate box:)
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11

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(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.
Three World Financial Center, 200 Vesey Street, 10th Floor
New York, New York 10281-1010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 16, 2007
To the Stockholders:
      The Annual Meeting of Stockholders of The Hyperion Strategic Mortgage Income Fund, Inc. (the “Fund”) will be held at CIBC Auditorium (LL Level), 300 Madison Avenue, New York, NY 10017, on Tuesday, April 17, 2007, at 10:00 a.m., for the following purposes:
           1. To elect the Class II director (Proposal 1).
           2. To transact any other business that may properly come before the meeting.
      The close of business on March 5, 2007 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors,

Jonathan C. Tyras
Secretary
WE NEED YOUR PROXY VOTE IMMEDIATELY.
YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE FUND WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE FUND, AT THE STOCKHOLDERS’ EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Instructions for Signing Proxy Cards
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTOR
GENERAL INFORMATION MANAGEMENT AND SERVICE PROVIDERS
COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS
FUND SHARES OWNED BY CERTAIN BENEFICIAL OWNERS
OTHER BUSINESS
PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS
EXPENSES OF PROXY SOLICITATION

Instructions for Signing Proxy Cards
      The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.
      1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.
      2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.
      3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature

Corporate Accounts
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts
(1) ABC Trust	John B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) Estate of John B. Smith	John B. Smith, Jr., Executor

THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.
Three World Financial Center, 200 Vesey Street, 10th Floor
New York, New York 10281-1010
PROXY STATEMENT
       This proxy statement is furnished in connection with a solicitation by the Board of Directors of The Hyperion Strategic Mortgage Income Fund, Inc. (the “Fund”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) of the Fund to be held at CIBC Auditorium (LL Level), 300 Madison Avenue, New York, NY 10017, at 10:00 a.m. on Tuesday, April 17, 2007 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about March 16, 2007.
      The annual report and semi-annual report are available free of charge by calling the Fund at 1-800-497-3746 or writing to the Fund at Attn: Shareholder Services, The Hyperion Strategic Mortgage Income Fund, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.
      Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the re-election of one nominee for Class II Director. The close of business on March 5, 2007 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. On the Record Date there were 10,144,106 shares outstanding.
      For purposes of determining the presence of a quorum for transacting business related to Proposal 1 at the Meeting, executed proxies marked as abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present for quorum purposes but which have not been voted. Accordingly, abstentions and broker non-votes will have no effect on Proposal 1, for which the required vote is a plurality of the votes cast.
PROPOSAL 1: ELECTION OF DIRECTOR
      The Fund’s Articles of Incorporation provide that the Fund’s Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present Directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 2009; Class II, 2007; and Class III, 2008. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.
      The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to so vote) for the re-election of Mr. Drake, the only Class II nominee. The nominee has indicated that he will serve if elected, but if he should be unable to serve, the proxy or proxies will be voted for any other person determined by the persons named in the proxy in accordance with their judgment.
      As described above, there is one nominee for election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the nominee currently proposed to serve on the Board of Directors.

Information Concerning Nominee and Directors
      The following table provides information concerning each of the Directors and the nominee of the Board of Directors of the Fund. The nominee is listed first in the table under the Class II Disinterested Director Nominee. The terms of the Class I and the Class III Directors do not expire this year. It is the Fund’s policy that Directors will retire from the Fund’s Board of Directors in the year in which a Director reaches age 75.

			Number of
			Portfolios in
	Position(s) Held with Fund	Principal Occupation(s)	Fund Complex
	and Term of Office and	During Past 5 Years and	Overseen by
Name, Address and Age	Length of Time Served	Other Directorships Held by Director	Director

Disinterested Directors Class II Disinterested Director Nominee to serve until 2010 Annual Meeting of Stockholders
Rodman L. Drake c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 64	Chairman Elected December 2003 Director, Member of the Audit Committee, Chairman of the Nominating and Compensation Committee Elected for Three Year Term/ Director since July 1989	Chairman (since 2003) and Director of several investment companies advised by the Advisor or by its affiliates (1989-Present); Director and/or Lead Director of Crystal River Capital, Inc. (“CRZ”) (2005-Present); Director of Celgene Corporation (“CELG”) (2006-Present); Director of Student Loan Corporation (“STU”) (2005-Present); General Partner of Resource Capital Fund I, II & III CIP L.P. (1998-Present); Co-founder of Baringo Capital LLC (2002-Present); Director of Jackson Hewitt Tax Service Inc. (“JTX”) (2004-Present); Director of Animal Medical Center (2002- Present); Director and/or Lead Director of Parsons Brinckerhoff, Inc. (1995-Present); Chairman of Excelsior Funds (1994-Present); Chairman of Laudus Funds (2006-Present).	4
Class I Disinterested Directors to serve until 2009 Annual Meeting of Stockholders:
Robert F. Birch c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 71	Director, Member of the Audit Committee, Member of the Nominating and Compensation Committee, Member of the Executive Committee Elected for Three Year Term/ Director since December 1998	Director of several investment companies advised by the Advisor or by its affiliates (1998-Present); President and Director of New America High Income Fund (1992- Present); Director of Brandywine Funds(3) (2001-Present).	4
Stuart A. McFarland c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 59	Director, Member of the Audit Committee, Member of the Nominating and Compensation Committee Elected for Three Year Term/ Director since April 2006	Director of several investment companies advised by the Advisor or by its affiliates (2006-Present); Director of Brandywine Funds (2003-Present); Director of New Castle Investment Corp. (2000-Present); Chairman and Chief Executive Officer of Federal City Bancorp, Inc. (2005-Present); Managing Partner of Federal City Capital Advisors, LLC (1997-Present).	4

			Number of
			Portfolios in
	Position(s) Held with Fund	Principal Occupation(s)	Fund Complex
	and Term of Office and	During Past 5 Years and	Overseen by
Name, Address and Age	Length of Time Served	Other Directorships Held by Director	Director

Class III Disinterested Director to serve until 2008 Annual Meeting of Stockholders:
Louis P. Salvatore c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 60	Director, Chairman of the Audit Committee, Member of the Nominating and Compensation Committee Elected for Two Year Term/ Director since September 2005	Director of several investment companies advised by the Advisor or by its affiliates (2005-Present); Director of Crystal River Capital, Inc. (“CRZ”) (2005-Present); Director of Turner Corp. (2003-Present); Director of Jackson Hewitt Tax Services, Inc. (2004-Present); Employee of Arthur Andersen LLP (2002-Present); Partner of Arthur Andersen LLP (1977-2002); Director of Professional Services Insurance Company Ltd. (2002-Present).	4
Interested Director Class III Interested Director to serve until 2008 Annual Meeting of Stockholders:
Clifford E. Lai* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 53	Director, Member of the Executive Committee Elected for Three Year Term/ Director since December 2003	Managing Partner of Brookfield Asset Management, Inc. (2006-Present); Managing Partner (2005-Present), Chairman (2006- Present), President (1998-July 2006), Chief Investment Officer (1993-2002) and Chief Executive Officer (2002-January 2007) of the Advisor; President, Chief Executive Officer and Director of Crystal River Capital, Inc. (“CRZ”) (2005-Present); resident and Director of several investment companies advised by the Advisor or by its affiliates (1995-Present); Co-Chairman (2003-2006) and Board of Managers (1995-2006) of Hyperion GMAC Capital Advisors, LLC (formerly Lend Lease Hyperion Capital LLC).	4

* Mr. Lai is an “interested person” as defined in the 1940 Act because of affiliations with Hyperion Brookfield Asset Management, Inc., the Fund’s advisor. As a result of his service with the Advisor and certain affiliations with the Advisor as described below, the Fund considers Mr. Lai to be an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Officers of the Fund
      The officers of the Fund are chosen each year at the first meeting of the Board of Directors of the Fund following the Annual Meeting of Stockholders, to hold office at the discretion of the Board of Directors until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected five officers of the Fund. Except where dates of service are noted, all officers listed below served as such throughout the 2006 fiscal year. An asterisk (*) indicates a person is an “interested person” as defined in the 1940 Act, because of affiliations with the Advisor. The following table sets forth information concerning each officer of the Fund who served during all or part of the last fiscal year of the Fund:

Term of Office and
	Position(s) Held	Length of Time	Principal Occupation(s)
Name, Address and Age	with Fund	Served	During Past 5 Years

Clifford E. Lai* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 53	President	Elected Annually Since June 2002	Please see “Information Concerning Nominee and Directors.”
John H. Dolan* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 53	Vice President	Elected Annually Since June 2002	Managing Partner (2005-Present), Director (2002-Present), Chief Investment Strategist (1998-Present) and Chief Investment Officer (2002- Present) of the Advisor; Chief Investment Officer of Crystal River Capital, Inc. (“CRZ”) (2005-Present); Board of Managers of Hyperion GMAC Capital Advisors, LLC (formerly Lend Lease Hyperion Capital LLC) (1995-2006).
Thomas F. Doodian* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 47	Treasurer	Elected Annually Since June 2002	Managing Director, Chief Operating Officer and Chief Financial Officer of Brookfield Operations and Management Services, LLC (January 2007-Present); Managing Director, Chief Operating Officer and Chief Financial Officer of the Advisor (1998-2006); Treasure of several investment companies advised by the Advisor (1996-Present); Treasurer of Hyperion GMAC Capital Advisors, LLC (formerly Lend Lease Hyperion Capital LLC) (1996-2006).

Term of Office and
	Position(s) Held	Length of Time	Principal Occupation(s)
Name, Address and Age	with Fund	Served	During Past 5 Years

Jonathan C. Tyras* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 38	Secretary	Elected November 2006**	Director, General Counsel and Secretary of the Advisor (October 2006-Present); Vice President, General Counsel and Assistant Secretary of Crystal River Capital, Inc. (November 2006-Present); Secretary of several investment companies advised by the Advisor (November 2006-Present); Attorney at Paul, Hastings, Janofsky & Walker LLP (1998-October 2006).
Josielyne K. Pacifico* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 34	Chief Compliance Officer (“CCO”)	Elected August 2006**	Vice President, CCO (August 2006- Present), Compliance Officer (July 2005-August 2006), Assistant General Counsel (July 2006-Present) of the Advisor; CCO of several investment companies advised by the Advisor (November 2006-Present); Compliance Manager of Marsh & McLennan Companies (2004-2005); Staff Attorney at the United States Securities and Exchange Commission (2001-2004).

*	Interested person as defined by the Investment Company Act of 1940 (the “1940 Act”) because of affiliations with Hyperion Brookfield Asset Management, Inc., the Fund’s Advisor.

**	Daniel S. Kim served as the Secretary and CCO of the Fund and the Advisor until August 2006.
Share Ownership
      As of the Record Date, the Nominee, Directors and executive officers of the Fund solicited by this Proxy Statement beneficially owned individually and collectively as a group less than 1% of the outstanding shares of the Fund.
      The following table sets forth the aggregate dollar range of equity securities owned by each Director of the Fund and of all funds overseen by each Director in the Fund Complex as of December 31, 2006. The Fund Complex is comprised of the Fund, The Hyperion Total Return Fund, Inc., Hyperion Brookfield Income Fund, Inc. and Hyperion Collateralized Securities Fund, Inc. as of December 31, 2006. The information as to beneficial ownership is based on statements furnished to the Fund by each Director.

Aggregate Dollar Range of Equity
	Dollar Range of	Securities in All Funds Overseen
	Equity Securities in	by Director in Family of
Name of Nominee/Directors	the Fund	Investment Companies

Disinterested Director Nominee
Rodman L. Drake	$10,001-$50,000	$50,001-$100,000
Disinterested Directors
Robert F. Birch	$10,001-$50,000	$50,001-$100,000
Louis P. Salvatore	$50,001-$100,000	$50,001-$100,000
Stuart A. McFarland	$10,001-$50,000	$10,001-$50,000
Interested Director
Clifford E. Lai	$100,001-$500,000	$500,001-$1,000,000

Compensation of Directors and Executive Officers
      No remuneration was paid by the Fund to persons who were directors, officers or employees of the Advisor or officers or employees of any affiliate thereof for their services as Directors or officers of the Fund. Each Director of the Fund, other than those who are officers or employees of the Advisor or any affiliate thereof, is entitled to receive a fee of $18,000 per year plus $5,000 for the Chairman of the Board and $2,500 for the Chairman of the Audit Committee. The following table sets forth information concerning the compensation received by Directors for the fiscal year ended November 30, 2006.

	Directors’	Total Directors’ Compensation
	Aggregate Compensation	from the Fund and the Fund
	from the Fund	Complex

Robert F. Birch	$18,000	$60,000
Rodman L. Drake	$23,000	$70,000
Louis P. Salvatore	$20,500	$41,000
Stuart A. McFarland	$18,000	$36,000
Standing Committees and Board Meetings
      The Fund has a standing Audit Committee which was established pursuant to Section 38(a)(58)(A) of the Securities Exchange Act of 1934 and presently consists of Messrs. Salvatore, Birch, Drake and McFarland, all of whom are members of the Board of Directors and are currently not “interested persons” (as that term is defined in Section 2(a)(19) of the 1940 Act) (“Disinterested Directors”) of the Fund. All Audit Committee members are independent as independence is defined in the New York Stock Exchange, Inc.’s listing standards. The principal functions of the Fund’s Audit Committee are to select the Fund’s accountants, to review with the accountants the scope and anticipated costs of their audit and to receive and consider a report from the accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. The Board of Directors has adopted a written charter for the Audit Committee. The report of the Audit Committee is presented below. During the last fiscal year of the Fund, the full Board of Directors met 5 times, and the Audit Committee met 3 times. All of the members of the Audit Committee attended all of the Audit Committee meetings. All of the Directors attended at least 75% of the aggregate of the Board meetings and the Audit Committee meetings.
      The Fund has a Nominating and Compensation Committee. The Nominating and Compensation Committee presently consists of Messrs. Drake, McFarland, Salvatore, and Birch, all of whom are Disinterested Directors. All Nominating and Compensation Committee members are independent as independence is defined in the New York Stock Exchange, Inc.’s listing standards. The Nominating and Compensation Committee met 2 times during the last fiscal year of the Fund. The function of the Nominating and Compensation Committee is to recommend candidates for election to the Board as Disinterested Directors. The Nominating and Compensation Committee evaluates candidate’s qualifications for Board membership and their independence from the Fund’s managers and other principal service providers.
      The Nominating and Compensation Committee will consider nominees recommended by stockholders, who, separately or as a group, own at least one percent of the Fund’s shares. The minimum requirements for proposed nominees include the following:

1.	With respect to nominations for Disinterested Directors, nominees shall be independent of the Fund’s investment adviser and other principal service providers. The Nominating and Compensation Committee shall also consider the effect of any relationship beyond those delineated in the 1940 Act that might impair independence, such as business, financial or family relationships with the investment adviser or its affiliates.

2.	Disinterested Director nominees must qualify for service on the Fund’s Audit Committee under the rules of the New York Stock Exchange (including financial literacy requirements) or other applicable securities exchange.

3.	With respect to all Directors, nominees must qualify under all applicable laws and regulations.

4.	The proposed nominee must agree to purchase the Fund’s shares if elected, consistent with the Fund’s current policy on Director share purchases.

5.	The Nominating and Compensation Committee may also require such other factors as it may determine to be relevant.
      When identifying and evaluating prospective nominees, the Nominating and Compensation Committee shall review all recommendations in the same manner, including those received by stockholders. The Nominating and Compensation Committee shall first determine if the prospective nominee meets the minimum qualifications set forth above. Those proposed nominees meeting the minimum qualifications as set forth above will then be considered by the Nominating and Compensation Committee with respect to any other qualifications deemed to be important by the Nominating and Compensation Committee. Those nominees meeting the minimum and other qualifications and determined by the Nominating and Compensation Committee as suitable shall be included on the Fund’s proxy card.
      Stockholder recommendations should be addressed to the Nominating and Compensation Committee in care of the Secretary of the Fund and sent to Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. Stockholder recommendations should include biographical information, including business experience for the past nine years and a description of the qualifications of the proposed nominee, along with a statement from the nominee that he or she is willing to serve and meets the requirements to be a Disinterested Director, if applicable. The Nominating and Compensation Committee also determines the compensation paid to the Disinterested Directors. The Board of Directors has adopted a written charter for the Nominating and Compensation Committee and the charter is available on the Fund’s website at http://www.hyperionbrookfield.com.
      The Fund has an Executive Committee. The Executive Committee presently consists of Messrs. Lai and Birch. The function of the Executive Committee is to take any action permitted by Maryland law when the full Board of Directors cannot meet. The Executive Committee did not need to meet during the last fiscal year of the Fund.
Stockholder Communications with Board of Directors and Board Attendance at Annual Meetings
      The Fund’s Board of Directors provides a process for stockholders to send communications to the Board of Directors. Any stockholder who wishes to send a communication to the Board of Directors of the Fund should send the communication to the attention of the Fund’s Secretary at Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. If a stockholder wishes to send a communication directly to an individual Director or to a Committee of the Fund’s Board of Directors, then the communication should be specifically addressed to such individual Director or Committee and sent in care of the Fund’s Secretary at the same address. All communications will be immediately forwarded to the appropriate individual(s).
      The Fund’s policy with respect to Directors’ attendance at annual meetings is to encourage such attendance. There were 4 Directors who attended last year’s meeting.
Audit Committee Report
      On January 25, 2007, the Audit Committee reviewed and discussed with management the Fund’s audited financial statements as of and for the fiscal year ended November 30, 2006. The Audit Committee discussed with Briggs, Bunting & Dougherty, LLP (“BBD”) the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      The Audit Committee received and reviewed the written disclosures and the letter from BBD required by Independence Standard No. 1, Independence Discussion with Audit Committees, as amended, by the Independence Standards Board, and have discussed with BBD, the independent registered public accounting firm’s independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Fund’s Annual Report to stockholders required by Section 30(e) of the 1940 Act and Rule 30d-1 thereunder for the fiscal year ended November 30, 2006.
Louis P. Salvatore — Audit Committee Chairman
Robert F. Birch — Audit Committee Member
Rodman L. Drake — Audit Committee Member
Stuart A. McFarland — Audit Committee Member
Required Vote
      Election of the listed nominee for Director requires the affirmative vote of the holders of a plurality of the shares of common stock of the Fund present or represented by proxy at the Annual Meeting. The Board of Directors recommends a vote “For” approval of the election of the Nominee to the Board of Directors.
GENERAL INFORMATION
MANAGEMENT AND SERVICE PROVIDERS
The Advisor
      The Fund has entered into an Investment Advisory Agreement with the Advisor. The Advisor, a wholly owned subsidiary of Brookfield Asset Management, Inc., is a Delaware corporation organized in February 1989 and a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. Subject to the authority of the Board of Directors, the Advisor is responsible for the overall management of the Fund’s business affairs. As of November 30, 2006, the Advisor and its affiliate had approximately $20.5 billion in assets under management. The Advisor’s clients include pensions, foundations and endowments, insurance companies, real estate investment trusts and closed-end mutual funds. In its investment process, the Advisor focuses on relative value opportunities, particularly in the mortgage-backed securities (“MBS”) and asset-backed securities (“ABS”) markets.
      Mr. Clifford E. Lai, the President and a Director of the Fund, is a Managing Partner and Chairman of the Board of the Advisor, and may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor’s profits. Mr. John J. Feeney, Jr. is a Managing Partner, Director, President and Chief Executive Officer of the Advisor. Mr. John H. Dolan is a Managing Partner, Director and Chief Investment Officer of the Advisor and Vice President of the Fund. Mr. Thomas F. Doodian, Treasurer of the Fund, is also Managing Director, Chief Operating Officer and Chief Financial Officer of Brookfield Operations and Management Services, LLC, an affiliate of the Advisor. Mr. Jonathan C. Tyras, Secretary of the Fund, and Ms. Josielyne K. Pacifico, CCO of the Fund, are also employees of the Advisor.
      The Advisor provides advisory services to several other registered investment companies, all of which invest in MBS. Its management includes several individuals with extensive experience in creating, evaluating and investing in MBS, derivative MBS and ABS, and in using hedging techniques. Mr. Dolan is primarily responsible for the day-to-day management of the Fund’s portfolio. Mr. Dolan has also served as Chief Investment Officer of the Advisor since 1998. Investment advisory fees paid by the Fund to the Advisor during the last fiscal year of the Fund amounted to $918,215.

      In addition to acting as advisor to the Fund, the Advisor acts as investment advisor to the following other investment companies at the indicated annual compensation.

	Investment Advisory	Approximate Net Assets
Name of Fund	Management Fees	at November 30, 2006

The Hyperion Total Return Fund, Inc.	0.65% of its average weekly net assets	$281,700,000
Hyperion Brookfield Income Fund, Inc	0.50% of its average weekly net assets	$283,200,000
Hyperion Collateralized Securities Fund, Inc.	0.41% of its average weekly net assets	$701,600,000
The Administrator
      The Fund has entered into an Administration Agreement with Hyperion Brookfield Asset Management, Inc. (the “Administrator”). The Administrator is located at Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. The Administrator has entered into a sub-administration agreement with State Street Bank and Trust Company (the “Sub-Administrator”). The Administrator and Sub-Administrator perform administrative services necessary for the operation of the Fund, including maintaining certain books and records of the Fund, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Fund with administrative office facilities. For these services, the Fund pays a monthly fee at an annual rate of 0.20% of its average weekly assets. For the twelve month period ended November 30, 2006, the Administrator earned $294,525 in administration fees. The Administrator is responsible for any fees due to the Sub-Administrator, except NQ filing fees. The Administrator has entered into Administration Agreements with three other investment companies, with the following fee structure:

Name	Administration Fee

The Hyperion Total Return Fund, Inc.	A monthly fee paid at an annual rate of: 0.20% of its average weekly net assets
Hyperion Brookfield Income Fund, Inc.	A monthly fee paid at an annual rate of: 0.15% of its average weekly net assets
Hyperion Collateralized Securities Fund, Inc.	Included in Management Fee discussion on previous page
Brokerage Commissions
      The Fund paid an aggregate of $0 in brokerage commissions, including future commissions, on its securities purchases during its last fiscal year, all of which were paid to entities that are not affiliated with the Fund or the Advisor. The Fund does not participate and does not in the future intend to participate in soft dollar or directed brokerage arrangements.
      The Advisor has discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and to select the markets in which such transactions are to be executed. The Investment Advisory Agreement provides, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor is to seek the best combination of net price and execution for the Fund. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Fund, the Advisor will consider all factors deemed relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operation facilities and the firm’s risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

The Fund’s Auditor
      It is expected that at a meeting to be held on March 20, 2007, the Audit Committee will unanimously recommend the selection of and the Directors will unanimously approve such selection of BBD as the Fund’s independent registered public accounting firm for the current fiscal year ending November 30, 2007. A representative of BBD will be present at the Meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement, if he or she chooses to do so.
      The following table presents fees billed by BBD and PriceWaterhouseCoopers LLP (“PwC”) for the fiscal year ended November 30, 2006 and fees billed by PwC for the fiscal year ended November 30, 2005.

	BBD 2006	PwC 2006	PwC 2005

Audit fees	$59,000	$3,533	$99,333
Audit-related fees[1]	$0	$100	$2,700
Tax fees[2]	$6,435	$0	$8,500
All other fees	$0	$0	$0

(1)	Audit-related fees consist of administrative costs related to completion of the audit.

(2)	Tax fees consist of fees for review of tax returns and tax distribution requirements.
     The Board of Directors has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Exhibit 1 (the “Charter”). The Audit Committee reviews the Charter at least annually and may recommend changes to the Board. Each member of the Audit Committee is independent as independence is defined in the listing standards of the New York Stock Exchange.
      Brascan Financial (U.S.) Corporation purchased all the stock ownership of the holding company indirectly owning Hyperion Capital Management, Inc., the Fund’s investment manager, as of April 28, 2005. PwC was unable to conclude that it continued to be independent with respect to the Fund as a result of this acquisition by the adviser’s new ultimate parent corporation, Brascan Corp. that is now Brookfield Asset Management, Inc. PwC resigned as the Fund’s Independent Registered Public Accounting Firm, effective December 5, 2005. The Audit Committee of the Fund then submitted a recommendation to the Board of Directors to engage BBD as the Fund’s Independent Registered Public Accounting Firm for the fiscal year ended November 30, 2005. During the fiscal years ended November 30, 2004 and 2003, PwC’s audit reports contained no adverse opinion or disclaimer of opinion; nor were their reports qualified as to uncertainty, audit scope or accounting principles. Further, during the fiscal years ended November 30, 2004 and 2003 and through December 5, 2005, there were no disagreements between the Fund and PwC on accounting principles or practices, financial statement disclosure or audit scope, which, if not resolved to the satisfaction of PwC, would have caused them to make reference to the disagreement in their reports.
      During 2003, 2004 and through December 5, 2005, the date the Board of Directors approved BBD as the Fund’s auditor, the Fund did not consult BBD regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements, or (2) any matter that was either the subject of a disagreement or a reportable event, as such terms are defined in Item 304 of Regulation S-K.
      The Fund provided PwC with a copy of these disclosures and PwC furnished the Fund with a letter addressed to the Commission stating that it agreed with the statements made by the Fund herein.
COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS
      Section 16(a) of the Securities Exchange Act of 1934 requires the Fund’s officers and Directors and persons who own more than ten percent of a registered class of the Fund’s equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by the Fund and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Fund believes that, during the fiscal year ended November 30, 2006, all filing requirements applicable to the Fund’s officers, Directors, and greater than ten-percent beneficial owners were complied with.
FUND SHARES OWNED BY CERTAIN BENEFICIAL OWNERS
      As of the Record Date to the best of the Fund’s knowledge, no person owned beneficially more than five percent of the Fund’s outstanding shares.
OTHER BUSINESS
      The Board of Directors of the Fund does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.
PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS
      All proposals by stockholders of the Fund that are intended to be presented at the Fund’s next Annual Meeting of Stockholders to be held in 2008 must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than November 1, 2007.
EXPENSES OF PROXY SOLICITATION
      The cost of preparing, mailing, and assembling material in connection with this solicitation of proxies will be borne by Fund. In addition to the use of the mail, proxies may be solicited personally by regular employees of the Fund, the Advisor or The Altman Group, paid solicitor for the Fund, or by telephone or telegraph. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.
March 16, 2007

HYPERION FUNDS
The Hyperion Total Return Fund, Inc.
The Hyperion Strategic Mortgage Income Fund, Inc.
(As a single entity “Fund,” and collectively the “Funds”)
Audit Committee Charter
      1. Requirements for Membership: The Audit Committee shall consist of at least three Directors, each of whom has no relationship to the Fund or its management that may interfere with the exercise of their independence from management and the Fund (“Independent”). The restrictions contained in Attachment A to this Charter with respect to the definition of Independent shall apply to every Audit Committee member.
      The Board of Directors for each Fund will determine annually whether there is at least one member of the Audit Committee who is an audit committee financial expert as defined in Item 3 of Form N-CSR. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise as such qualification is interpreted by the Board of Directors in its business judgment.
      2. Purposes: The purposes of the Audit Committee are:

a. oversight of the Fund’s accounting and financial reporting policies and practices, its internal control over financial reporting and, as appropriate, to inquire into the internal control over financial reporting of certain third-party service providers;

b. oversight of the quality and integrity of the Fund’s financial statements and the independent audit thereof;

c. oversight, or, as appropriate, assist the Board of Directors with oversight of, the Fund’s compliance with legal and regulatory requirements that relate to the Fund’s accounting and financial reporting, internal control over financial reporting and independent audits;

d. responsibility for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund;

e. maintenance of a liaison between the independent auditors and the Board of Directors;

f. establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Fund, its investment adviser, administrator, principal underwriter (if any), or any other provider of accounting related services for the Fund of concerns regarding questionable accounting or auditing matters; and

g. preparation of an Audit Committee report as required by Item 306 of Regulation S-K to be included in proxy statements relating to the election of Directors.
      The independent auditors for the Fund shall report directly to the Audit Committee and the Audit Committee shall regularly report to the Board of Directors.
      3. Duties and Powers: The duties and powers of the Audit Committee are:

a. to approve prior to appointment the engagement of auditors to annually prepare and issue an audit report or related work or perform other audit, review or attest services for the Fund and to review and evaluate matters potentially affecting the independence and capabilities of the auditors. In evaluating the auditor’s qualifications, performance and independence, the Audit Committee must, among other things, obtain and review a report by the auditor, at least annually, describing the following items:

(i) all relationships between the independent auditor and the Fund, as well as the Fund’s investment adviser or any control affiliate of the adviser that provides ongoing services to the Fund;

(ii) any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and

(iii) the audit firm’s internal quality-control procedures.

b. to approve prior to appointment the engagement of the auditor to provide non-audit services to the Fund, its investment adviser or any entity controlling, controlled by, or under common control with the investment adviser (“adviser affiliate”) that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund;

c. to develop, to the extent deemed appropriate by the Audit Committee, policies and procedures for pre-approval of the engagement of the Fund’s auditors to provide any of the services described in (a) or (b) above;

d. to consider the controls applied to the auditors and any measures taken by management in an effort to assure that all items requiring pre-approval by the Audit Committee are identified and referred to the Audit Committee in a timely fashion;

e. to consider whether the non-audit services provided by the Fund’s auditor to the Fund’s investment adviser or any adviser affiliate that provides ongoing services to the Fund, which services were not pre-approved by the Audit Committee, are compatible with maintaining the auditor’s independence;

f. to oversee the independent auditors, using meetings with the auditors, including private meetings, as desired by the Audit Committee or the auditors: (i) to review the plan for and the scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the financial statements, including any adjustment to the statements recommended by the auditors, or other matters arising from the audit; (iii) to consider the auditors’ comments with respect to accounting and financial reporting policies, procedures, and internal control over financial reporting (including the Fund’s critical accounting policies and practices), and to consider management’s responses to the comments; (iv) to the extent that Audit Committee deems necessary or appropriate, to promote improvements in the quality of the Fund’s accounting and financial reporting; (v) to consider any reports of difficulties that may have arisen in the course of the audit, including any limitations on the scope of the audit, and management’s response thereto; (vi) to resolve disagreements between management and the auditors regarding financial reporting; (vii) to review and approve the fees proposed to be charged to the Fund by the auditors for each audit and non-audit service; and (viii) to review the form of opinion the auditors propose to submit to the Board of Directors and the shareholders;

g. to discuss with management and the independent auditor the Fund’s annual audited financial statements and other periodic financial statements, including, as applicable to a Fund that is publicly traded on an Exchange, the Fund’s disclosures under “Management’s Discussion of Fund Performance”;

h. to receive at least annually a report from the independent auditor 90 days prior to the filing of the auditor’s report (or receive an updated report, if the auditor’s annual report is presented to the Audit Committee more than 90 days prior to the filing of the auditor’s report) which includes the following: (i) all critical accounting policies and practices used by the Fund, (ii) all material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm, (3) other material written communications between the independent auditor and the management of the Fund, and (4) a description of all non-audit services provided, including fees associated with the services, to the Fund complex that were not subject to the pre-approval requirements as discussed above.

i. to consider the effect of any changes in accounting principles or practices proposed by management or the auditors;

j. to review security valuation procedures employed with respect to any asset or class of asset for which there is not a readily determinable market value;

k. to review and discuss with management, including any officers certifying the Fund’s Form N-CSR, the Fund’s audited financial statements as well as any officer’s certifications and reports to be filed with the Securities and Exchange Commission on behalf of the Fund; to offer guidance with respect to such audited financial statements, certifications and reports; and to determine whether to recommend that the financial statements be included in the annual report;

l. to discuss all disclosures made by the Fund’s officers certifying the Fund’s Form N-CSR to the Audit Committee, based on such officer’s most recent evaluation as to (i) all significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Fund’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have significant roles in the Fund’s internal control over financial reporting;

m. to investigate any improprieties or suspected improprieties in Fund activities; and

n. to discuss generally the Fund’s earnings press releases, if any, as well as any financial information and earnings guidance provided to analysts and rating agencies (if any), e.g., the types of information to be disclosed and the type of presentation to be made;

o. to review in a general manner, but not as an Audit Committee to assume responsibility for, the Fund’s processes with respect to risk assessment and risk management;

p. to set clear policies relating to the hiring by entities within the Fund’s investment company complex of employees or former employees of the independent auditors;

q. to report on its activities to the Board of Directors on a regular basis and to make any recommendations deemed necessary or appropriate; and

r. to perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the powers provided in this Charter.
      The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including appropriate funding, as determined by the Audit Committee, for payment of compensation to the auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund, the authority to retain and compensate special counsel and other experts or consultants as the Audit Committee deems necessary, the authority to obtain specialized training for Audit Committee members, at the expense of the Fund or series, as appropriate, and for ordinary administrative expenses of the Audit Committee that are necessary and appropriate to carry out the Audit Committee’s duties.
      The Audit Committee may delegate any portion of its authority, including the authority to grant pre-approvals of audit and permitted non-audit services, to a subcommittee of one or more members. Any decisions of the subcommittee to grant pre-approval shall be presented to the full Audit Committee at its next regularly scheduled meeting.
      4. Role of the Audit Committee: The function of the Audit Committee is oversight; it is management’s responsibility to maintain appropriate systems for accounting and internal control over financial reporting, and the auditor’s responsibility to plan and carry out a proper audit. Specifically, Fund’s management is responsible for: (1) the preparation, presentation and integrity of the Fund’s financial statements; (2) the maintenance of appropriate accounting and financial reporting principles and policies; and (3) the maintenance of internal control over financial reporting and other procedures designed to assure compliance with accounting standards and related laws and regulations. The independent auditors are responsible for planning and carrying out an audit consistent with applicable legal and professional standards and the terms of their engagement letter. Nothing in this Charter shall be construed to reduce the responsibilities or liabilities of the Fund’s service providers, including the auditors.
      Although the Audit Committee is expected to take a detached and questioning approach to the matters that come before it, the review of a Fund’s financial statements by the Audit Committee is not an audit, nor does the Audit Committee’s review substitute for the responsibilities of the Fund’s management for preparing, or the independent full-time employees of the Fund and, in serving on this Audit Committee, are not, and do not hold themselves out to be, acting as accountants or auditors. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.
      In discharging their duties, the members of the Audit Committee are entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers of the Fund whom the Director reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within the person’s professional or expert competence; or (3) a Board committee of which the Director is not a member.
      5. Operations of the Audit Committee:

a. the Audit Committee shall meet on a regular basis and may hold special meetings, as desired. Such meetings shall include meetings with management and with the independent auditors, as appropriate. The chair or a majority of the members shall be authorized to call a meeting of the Audit Committee and send notice thereof.

b. the Audit Committee shall ordinarily meet in person; however, members may attend telephonically, and the Audit Committee may act by written consent, to the extent permitted by law and by the Fund’s By-Laws.

c. the Audit Committee shall have the authority to meet privately and to admit non-members individually by invitation. The Audit Committee shall hold regular meetings with management, independent auditors and with personnel responsible for the internal audit function, as appropriate.

d. the Audit Committee shall prepare and retain minutes of its meetings and appropriate documentation of decisions made outside of meetings by delegated authority.

e. the Audit Committee may select one of its members to be the chair and may select a vice chair.

f. a majority of the members of the Audit Committee shall constitute a quorum for the transaction of business at any meeting of the Audit Committee. The action of a majority of the members of the Audit Committee present at a meeting at which a quorum is present shall be the action of the Audit Committee.

g. the Audit Committee has the authority to retain independent counsel and other advisors as it deems appropriate to discharge its responsibilities.

h. the Audit Committee has the authority to request that the Fund provide adequate funding for the Audit Committee.

i. the Audit Committee shall review and assess the adequacy of this Charter on at least an annual basis.

j. the Audit Committee shall evaluate its performance at least annually.
Revised: November 7, 2006

ATTACHMENT A
AUDIT COMMITTEE CHARTER DEFINITIONS
      Independent: In addition to the definition of Independent provided in the text of the Charter, the following restrictions shall apply to every Audit Committee member:

(1). Employees. A Director who is an employee (including non-employee executive officers) of the Fund or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Fund, the Director could serve on the Audit Committee after three years following the termination of the relationship between the Fund and the former parent or predecessor.

(2). Business Relationship. A Director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Fund, or (ii) who has a direct business relationship with the Fund (e.g., a consultant) may serve on the Audit Committee only if the Fund’s Board of Directors determines in its business judgment that the relationship does not interfere with the Director’s exercise of independent judgment. In making a determination regarding the independence of a Director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Fund, to the Director, and, if applicable, to the organization with which the Director is affiliated.

“Business Relationships” can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A Director can have this relationship directly with the Fund, or the Director can be a partner, officer or employee of an organization that has such a relationship. The Director may serve on the Audit Committee without the above-referenced Board of Directors’ determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the Director is affiliated and the Fund, (2) the relationship between the Director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the Director and the Fund.

(3). Cross Compensation Committee Link. A Director who is employed as an executive of another corporation where any of the Fund’s executives serves on that corporation’s compensation committee may not serve on the Audit Committee.

(4). Immediate Family. A Director who is an Immediate Family member of an individual who is an executive officer of the Fund or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship.

“Immediate Family” includes a person’s spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person’s home.

(5). Compensation. The Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Fund or an affiliate of the Fund; or (ii) be an “interested person” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act).
Revised: November 7, 2006

PROXY
THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.
THIS PROXY SOLICITED ON BEHALF OF THE DIRECTORS
The undersigned hereby appoints JONATHAN C. TYRAS and THOMAS F. DOODIAN each of them attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of The Hyperion Strategic Mortgage Income Fund, Inc. (the “Fund”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at the CIBC Auditorium (LL Level), 300 Madison Avenue, New York, NY 10017, on Tuesday, April 17, 2007 at 10:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have any, and may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.
(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF
THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.
April 17, 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.          Election of Nominee of Class II Director

NOMINEE
☐	FOR NOMINEE	¡	Rodman L. Drake (Class II)
☐	WITHHOLD AUTHORITY FOR NOMINEE
This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR the re-election of the Class II nominee as Director in Proposal 1. Please refer to the Proxy Statement for a discussion of the Proposal.
PLEASE VOTE, DATE AND SIGN THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at the right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐
Please check if you plan on attending the meeting.  ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.